RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SIGA TECHNOLOGIES, INC.
                             A Delaware Corporation

     Siga Technologies, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Siga Technologies, Inc. and the name under which the Corporation was originally incorporated was Siga Pharmaceuticals, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 28, 1995.

     SECOND: The Restated Certificate of Incorporation of Siga Pharmaceuticals, Inc. in the form attached hereto as Exhibit A restates and integrates but does not further amend the Certificate of Incorporation of Siga Technologies, Inc., and there is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation attached hereto, which has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the unanimous consent of the directors of the Corporation dated April 25th, 2000.

     THIRD: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and incorporated herein by this reference.

     IN WITNESS WHEREOF, I have hereunto set my hand as Chief Executive Officer of Siga Technologies, Inc. and hereby affirm under penalties of perjury that the foregoing is my act and deed and the facts herein stated are true, and accordingly have hereunto set forth my hand this 25th day of April, 2000

                                    /s/ Joshua D. Schein
                                    Joshua D. Schein
                                    Chief Executive Officer


                                     1
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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SIGA TECHNOLOGIES, INC.

     FIRST: The name of the Corporation is Siga Technologies, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty million (60,000,000), of which fifty million (50,000,000) shares of the par value of One Hundredth of One Cent ($0.0001) each, amounting in the aggregate to Five Thousand Dollars ($5,000), shall be Common Stock, and of which ten million (10,000,000) shares of the par value of One Hundredth of One Cent ($0.0001) each, amounting in the aggregate to One Thousand Dollars ($1,000), shall be Preferred Stock.

     The Board of Directors shall have the authority to fix by Resolution the voting powers (full, limited, multiple, fractional or none), designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any class or series thereof prior to or concurrently with the issuance of such shares.

     There shall be no cumulative voting rights for the Common Stock.

     The holders of the Common Stock and the Preferred Stock shall be entitled to dividends, when, as and if declared by the Board of Directors of the Corporation, payable at such time or times as the Board of Directors may determine.

     Subject to the determination of the Board of Directors with regard to the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed in equal amounts per share and without preference or priority of one class of common stock over the other.

     Any action may be taken by the stockholders of the Corporation by their written consent without a stockholders' meeting.

     No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH: The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. No election of directors need be by ballot unless the by-laws so provide.

     SIXTH:  The  Corporation  hereby  expressly  elects not to be  governed  by
Section 203 of the General Corporation Law of Delaware.

     SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) from any transaction from which the director derived an improper personal benefit.

     EIGHTH: The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that, the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.

      NINTH: No amendment to or repeal of Article Seven or Article Eight of this Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article Seven or Article Eight for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

      TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ELEVENTH: The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

     TWELFTH: The Corporation shall have perpetual existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of April, 2000.

                                    SIGA TECHNOLOGIES, INC.


                                    By:   /s/Joshua D. Schein
                                        ------------------------
                                       Name:Joshua D. Schein
                                       Title:  Chief Executive
                                       Officer